                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             RUSSELL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    (LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              RUSSELL CORPORATION

To the Shareholders of Russell Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Russell Corporation (the "Company") will be held on Wednesday, April 26, 1995 at 10:00 a.m., Central Time, at the general offices of the Company in Alexander City, Alabama, for the following purposes:

     (1) To elect four directors to the Board of Directors for terms of three years each;

     (2) To consider and take action on a proposal to amend the Restated Articles of Incorporation of the Company by the addition of a new
         Article 10 restricting and limiting under certain circumstances the liability of directors of the Company to the Company and its shareholders for monetary damages for actions or omissions as a director, all as more fully described in the accompanying Proxy Statement; and

     (3) To transact such other business as may properly come before the meeting.

     Holders of the common stock of the Company at the close of business on March 9, 1995 are entitled to notice of and to vote upon all matters at the Annual Meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                 By Order of The Board of Directors


                                        Steve R. Forehand
                                           Secretary
                                       Russell Corporation

Alexander City, Alabama  35010
March 23, 1995

                              RUSSELL CORPORATION
================================================================================
                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 26, 1995
================================================================================
     This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of Russell Corporation, an Alabama corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at the general offices of the Company in Alexander
City, Alabama, on Wednesday, April 26, 1995 at 10:00 a.m., Central Time, and at any adjournment thereof (the "Annual Meeting"). It is contemplated that the Proxy Statement and accompanying proxy will be mailed on or about March 23, 1995.

     Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company and FOR the proposed amendments to the Restated Articles of Incorporation of the Company. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company ("Bylaws") provide for a Board of Directors of not less than nine nor more than 15 members. In addition, the Bylaws also provide that the Board of Directors shall set the number of Directors within the specified limitations by resolution adopted by a majority of the entire Board of Directors and that the Board will be divided into three classes, as nearly equal in number as possible, each of which will serve for three years. On February 19, 1993, a majority of the Board of Directors adopted a resolution which established the size of the Board of Directors at eleven members, effective April 28, 1993. It is proposed to elect four directors to serve until the Annual Meeting of Shareholders in 1998 and until their successors have been duly elected and qualified. Proxies cannot be voted for more than four persons. It is intended that shares represented by the Board of Directors' proxies will be voted for the election of the following four persons:

NOMINEES TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 1998:


                                  YEAR FIRST          SHARES
       NAME, AGE AND           ELECTED DIRECTOR    BENEFICIALLY
   PRINCIPAL OCCUPATION             OF THE          OWNED AS OF     PERCENT
        OF NOMINEE                  COMPANY        MARCH 9, 1995    OF CLASS
 --------------------------    ----------------    -------------    --------
 C.V. Nalley III(52)                 1989              1,000            _
 Chief Executive Officer of
 The Nalley Companies,
 Atlanta, Georgia
 automobile and truck sales
 and leasing companies

John R. Thomas (58)                  1966            588,682(5)       1.49
Chairman, President and
Chief Executive Officer of
Aliant National Corporation
Alexander City, Alabama
a bank holding company

John A. White (55)                   1992              1,650            _
Dean of Engineering
Georgia Institute of Technology
Atlanta, Georgia

Timothy A. Lewis (39)                  _                  _             _
President of
T.A. Lewis & Associates, Inc.
Birmingham, Alabama
telecommunications consultants

EACH OF THE DIRECTORS NAMED BELOW WILL CONTINUE IN OFFICE AFTER THE ANNUAL MEETING UNTIL HIS TERM EXPIRES AS INDICATED:

                                    ANNUAL MEETING       YEAR FIRST                 SHARES
                                       AT WHICH       ELECTED DIRECTOR          BENEFICIALLY
      NAME, AGE AND                      TERM              OF THE                OWNED AS OF             PERCENT
  PRINCIPAL OCCUPATION                  EXPIRES           COMPANY              MARCH 9, 1995             OF CLASS
 ----------------------             --------------    ----------------         -------------             --------
 Herschel M. Bloom (51)                  1996                1986                    5,499                  .01
 Partner
 King & Spalding
 Atlanta, Georgia
 attorneys

 Ronald G. Bruno (43)                    1996                1992                    1,200                   _
 Chairman and Chief
 Executive Officer
 Bruno's, Inc.
 Birmingham, Alabama
 retail food stores

 Glenn Ireland II(69)                    1996                1969                   15,904                  .04
 Investments

 John C. Adams (56)                      1997                1991                  684,338(1)(2)           1.74
 Chairman, President and Chief
 Executive Officer of the Company

 Crawford T. Johnson III (70)            1997                1978                   15,000                  .04
 Chairman of the Board
 Coca-Cola Bottling Company
 United, Inc.
 Birmingham, Alabama

 James D. Nabors (52)                    1997                1988                1,397,768(1)(2)(3)        3.55
 Executive Vice President and
 Chief Financial Officer
 of the Company

 Benjamin Russell (57)                   1997                1963                5,932,526(4)             15.05
 Chairman and
 Chief Executive Officer
 Russell Lands, Incorporated
 Alexander City, Alabama
 a land and timber company



(1) The shares of the Company's Common Stock owned by Messrs. Adams and Nabors include 26,000 and 25,000 shares, respectively, which may be acquired by them pursuant to options granted under the Company's existing stock option plans described below, which options may be exercised within sixty days of the date of this Proxy Statement. See also Security Ownership of Management on page 16.


(2) Messrs. Adams and Nabors are two of the trustees of the Company's pension plan which owns 600,960 shares of the Company's Common Stock. As such trustees, they have the right to vote such shares. These shares are included in the shares shown as beneficially owned by each of such persons.

(3) Includes 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Nabors is one of seven directors, and 22,131 shares owned by the Thomas D. Russell Marital Trust, of which Mr. Nabors is one of two trustees, as to which shares Mr. Nabors disclaims any beneficial ownership.


(4) Includes 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Russell is one of seven directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell, of which Mr. Russell is one of four trustees; 100,000 shares held by the Adelia Russell Charitable Foundation, of which Mr. Russell is one of three trustees; and 5,000 shares held by the Russell Lands Profit Sharing Plan, of which Mr. Russell is one of three trustees.


(5) Includes 134,434 shares owned directly and 454,248 shares owned indirectly by Mr. Thomas as a general and limited partner in two limited partnerships.


     With the exceptions of John C. Adams, John A. White, Timothy A. Lewis and Ronald G. Bruno, each of the above named persons has been a director of the Company for at least the last five years. Except as noted in the remainder of this paragraph, each of the above named persons has held the same or comparable positions with the indicated entities for at least the last five years. Mr. Adams was named Chairman, President and Chief Executive Officer of the Company effective April 28, 1993. He had previously served as President and Chief Executive Officer since April 22, 1992, as President and Chief Operating Officer since May 6, 1991, as Senior Vice President, Apparel Operations of the Company since July, 1989, and as President of the Knit Apparel Division from 1983 to 1989. Dr. White has served since July 1, 1991, as Dean of Engineering at Georgia Institute of Technology, having been a member of the faculty since 1975. During the previous three years he served as Assistant Director of the National Science Foundation in Washington, D.C. through an Intergovernmental Personnel Agreement with Georgia Tech. Mr. Bruno was elected Chairman of the Board of Bruno's, Inc. in 1991. Prior to that time he had served as President and Chief Executive officer since 1990 and President and Chief Operating Officer since 1986. Mr. Lewis has served since 1987 as President of T.A. Lewis & Associates, Inc., a telecommunications consulting company. From 1983 to 1987 he served as a marketing and sales executive for Signal Communications, a national long distance telecommunications company.

     H. Scott Howell, retired from the Company, has announced his retirement from the Board of Directors and will not stand for re-election.

     Crawford T. Johnson III is a director of Protective Life Corporation and Alabama Power Company. John R. Thomas is a director of Alfa Corporation. Ronald
G. Bruno is a director of Bruno's, Inc., SouthTrust Bank of Alabama, N.A. and Books-A-Million, Inc.

     Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board of Directors of the Company may then recommend. The Board of Directors has no reason to believe that any of the persons named will be unable or will decline to serve if elected.
     The Company has an Executive Committee consisting of John C. Adams and James D. Nabors, which is authorized to act in place of the Board of Directors between meetings of the Board. The Executive Committee held eleven meetings during 1994.
       The Company has an Executive Compensation Committee, consisting of Glenn Ireland II, Crawford T. Johnson III, Ronald G. Bruno, and John R. Thomas, which supervises the Company's Executive Incentive Program. The Compensation Committee held two meetings during 1994.
     The Company also has an Audit Committee consisting of Herschel M. Bloom, Glenn Ireland II, Ronald G. Bruno, Crawford T. Johnson III, C.V. Nalley III, John A. White, and Benjamin Russell, which recommends to the Board of Directors the independent accountants selected to be the Company's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held two meetings during 1994.

     The Company has a Nominating Committee which recommends candidates for election to the Company's Board of Directors. The Nominating Committee consists of Crawford T. Johnson III, Herschel M. Bloom, Benjamin Russell, John R. Thomas and John A. White and held two meetings in 1994.

     During the year ended December 31, 1994, the Board of Directors of the Company held four regular meetings. Each member of the Board attended at least 75% of the meetings of the Board and the committees of which they are members. Members of the Board who are not employees or affiliates of the Company receive a quarterly retainer of $3,750 and a fee of $1,000 for each meeting attended. Members of the Board who are affiliates of the Company, but not employees receive a quarterly retainer of $1,100. Members of committees of the Board who are not employees of the Company receive $650 per quarter (except the chairman who receives $1,300 per quarter).




                             PROPOSAL TO AMEND THE
                       RESTATED ARTICLES OF INCORPORATION
                 TO ELIMINATE CERTAIN LIABILITIES OF DIRECTORS

     The State of Alabama, under whose corporate law the Company is organized, has adopted a new Alabama Business Corporation Act (the "Act") which became effective January 1, 1995. Among the changes included in the new Act is a provision (Section 10-2B-2.02(b)(3)), permitting inclusion in the articles of incorporation of an Alabama corporation of a provision eliminating or limiting liability of a director to the corporation or its shareholders for certain conduct as a director. The Act does not permit any limitation on the liability of a director for (i) the amount of a financial benefit received by the director to which such director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of Section 10-2B-8.33 of the Act relating to the paying or making of an improper dividend or distribution to shareholders or an improper stock repurchase, (iv) an intentional violation of criminal law, or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. Accordingly, the provision limiting or eliminating the potential liability of directors permitted by
Section 10-2B-2.02(b)(3) applies in general to unintentional errors in the deliberations or judgment of director and not to conduct which is intentionally wrongful or in bad faith.

     The provision contained in the Act is not unique. Other states, as well as the Revised Model Business Corporation Act drafted by the Corporation Laws Committee of the American Bar Association's Section of Business Law (on which the Act and numerous other state corporation acts are based) also include in their corporation statutes provisions reducing the personal risks inherent in serving a corporation as a director. This legislative activity is a response to court decisions in various jurisdictions increasingly considering, with the advantage of hindsight, whether directors' decisions have been made in keeping with the "duty of care." Such judicial review may cause directors to be unduly averse to business risks when making decisions because of possible personal liability should those decisions be challenged with the benefit of hindsight.

     The Board of Directors of the Company, by unanimous vote, has approved an amendment to the Restated Articles of Incorporation of the Company eliminating liability of directors as permitted by Section 10-2B-2.02(b)(3) of the Act and has recommended to shareholders approval of the amendment at the Annual Meeting. Approval of the amendment by shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock casting votes for or against approval of the proposed amendment. The proposed amendment would add a new Article 10 to the Company's Restated Articles of Incorporation, which would read as follows:

          10. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section;
     (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the corporation existing at the time of such repeal or modification.

     If the amendment is adopted, the Company or a shareholder will be able to prosecute an action against a director for monetary damages only if it can be shown that the director (i) has received a financial benefit to which he or she is not entitled, (ii) has intentionally inflicted harm on the Company or its shareholders, (iii) has approved an illegal dividend or stock repurchase, (iv) has intentionally violated criminal law, or (v) has breached such director's duty of loyalty to the Company or its shareholders. The amendment eliminated personal liability of a director for negligence or gross negligence in satisfying the director's duty of care. The amendment will not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's duty of care; however, in certain circumstances, these equitable remedies may not be available or effective as a practical matter. The amendment will apply to any act or omission occurring subsequent to its effective date and, to the extent permitted or not prohibited by the Act, the amendment will apply to any act or omission occurring prior to the effective date of amendment. In addition, the amendment applies only to claims against a director arising out of his role as a director and not, if he is also an officer of the Company, his role as an officer or in any other capacity. The amendment does not apply to claims against a director arising out of his responsibilities under any other law, such as the federal securities laws. The amendment also provides that if the Act is amended after the amendment becomes effective so as to permit the further limitation on or elimination of the personal liability of directors, then the liability of the Company's directors will be limited or eliminated to the fullest extent permitted under the Act without further approval of the Company's shareholders. The Company is not aware of any proposed or anticipated changes to the Act which would affect the personal liability of directors.

     Although the Board of Directors believes the effects of the proposed amendment will be as stated in this paragraph, it is not aware of any judicial interpretations with respect to the validity or precise scope of Section 10-2B-2.02(b)(3); accordingly, the precise effect under Alabama law of the adoption of the proposed amendment is uncertain.

     The Board of Directors strongly believes that the proposed amendment is in the best interest of the Company and its shareholders. While the existing members of the Board of Directors have indicated willingness to continue to serve as directors before the adoption of Section 10-2B-2.02(b)(3) and have not indicated an intention to resign if the proposed amendment is not approved by shareholders, they believe that the proposed amendment is important in order to help assure the ability of the Company to recruit and retain competent directors. Although the existing members of the Board of Directors have expressed concern with respect to their personal liability in serving in such capacities, the Board of Directors is unaware of any person who has refused to serve as a director for such reasons. The Board of Directors also believes that effective corporate governance is hampered when directors are not assured the protections they have traditionally been provided against lawsuits which second guess the prudence of business judgments made in good faith.

     There is no pending or threatened litigation, nor has there been any litigation, involving members of the Board of Directors of the Company arising out of their service as directors of the Company which might have been affected by the provisions of the proposed amendment has such provisions been in effect at the time of the actions or omissions complained of in such suits.

     The Board of Directors acknowledges that current and future directors would personally benefit from the approval of the proposed amendment, and in this connection the Board of Directors may be considered to have a conflict of interest with respect to the proposed amendment. For the reasons stated above, however, approval of the proposed amendment is recommended by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION TO ELIMINATE OR LIMIT THE LIABILITY OF DIRECTORS OF THE COMPANY.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's shareholders adopted the 1993 Executive Long-Term Incentive Plan (the "1993 Plan") on April 28, 1993. The 1993 Plan is a key component of the Executive Incentive Program (the "Program") which encompasses all elements of compensation. The goals of the Program are to support our overall objectives of enhancing shareholder value, maintaining and improving our quality standards and maximizing our competitive advantage resulting from vertical integration. This is accomplished through the following practices:

     1) Hiring and retaining the caliber of executive talent needed to manage the Company currently as well as to position it strategically for the future. A management team that is both stable and performance-oriented, with a focus on teamwork, is critical to our success;
     2) Having a pay-for-performance philosophy throughout the Company that integrates our compensation program with annual and long-term strategic planning and that links incentive compensation not only to Company performance but also to individual and overall market performance;
     3) Enhancing the pay-for-performance philosophy by placing a substantial portion of pay for senior executives "at-risk"; and
     4) Establishing the proper mix of program elements to appropriately balance our financial, quality, customer and strategic goals for both the short-term and long-term.
     The Program is designed to optimize the connection between executive pay, corporate strategy and return to shareholders. Specifically, the Program is intended to meet these objectives:
       - Establish target awards
       - Set corporate and business unit goals in concert with the strategic planning process
       - Communicate award opportunities in advance
       - Focus executives' actions on appropriate needs and reward true success
       - Motivate participants
     The Executive Compensation Committee (the "Committee") believes these objectives are met by the Program.

ELEMENTS OF THE PROGRAM


     The Program is comprised of the following elements:
             Base salaries;
             Short-term incentives; and
             Long-term incentives.


     The following describes the elements of the Program, as well as the 1993 Plan, in more detail.

BASE SALARIES

     The Company's practice is to target base salaries for executives at the 50th percentile of the market. For salary comparison purposes, the "market" includes companies in the Company's industry, in similar industries and those with headquarters in smaller cities. The companies used for this market analysis of compensation are different than those included in the Value Line Apparel Index shown in the performance graph contained in this Proxy Statement. The Committee believes the market for executive talent extends beyond the textile and apparel industry and includes individuals whose experience includes a manufacturing focus similar to the Company's. In addition, due to the Company's location, the Committee does not believe market compensation amounts for executives should be influenced by compensation at companies in areas with higher costs of living.

     During 1994, the Committee continued the program implemented in 1993 to adjust its salary administration practices, and to increase executive salaries to market levels, over time. As reported in prior years, the Committee concluded this program was appropriate based on a 1992 study of pay conducted by an independent consulting firm. In deciding the amount of specific increases, factors such as overall responsibility, tenure, internal equity, market levels of pay and, most importantly, job performance, are considered. No specific weighting is assigned to these factors. Because the program to increase salaries to the market median is still underway, salaries for executive officers remained below the market median during 1994.

     To ensure that executive salary levels continue to reflect the Committee's philosophy, the Company intends to periodically conduct similar pay comparisons. The Committee believes that maintaining competitive compensation will ensure that the Company has the executive management expertise required for the future. Considering the entire compensation package, the Committee believes that targeting base salaries at the 50th percentile of the market is a key element in the overall program to attract and retain talented executives.

SHORT-TERM INCENTIVE PLAN

     The Program is designed to motivate participants to achieve predetermined goals for Return on Assets Employed ("ROAE") and quality. The Committee believes the Program's performance orientation represents an improvement over other plans used in prior years. Specifically, the short-term incentives include the following elements:

     1) Eligible participants include not only executives but also other employees who fulfill key roles in the Company;

     2) Target awards are established at the beginning of the year to motivate participants and guide their efforts; and

     3) Cash awards that reflect ROAE, quality, and individual performance results for the year are paid after the end of the year.

     The plan's financial performance measure, ROAE, is measured at the overall level for executives in corporate staff and manufacturing positions. For this purpose, ROAE is defined as (a) net income before taxes and interest, divided by the sum of (b) assets used in the business.

     Target awards for executive officers are based upon the median of the competitive market (as described in "Base Salaries" above). In assigning target awards, the relative responsibility of each position also is considered. Based upon this, target awards for some positions may be adjusted, on a subjective basis, to be slightly above or below market levels. Executives at the business unit level are measured on ROAE results at the single business unit level, with a 75% weighting. Based upon their respective business unit, the executives' remaining 25% of the financial performance portion of the award is based either upon overall corporate ROAE results, or upon ROAE results for a combination of select business units.

     Target level awards are paid if the target ROAE goal is achieved. In addition, if actual ROAE results are less than target ROAE but equal a predetermined threshold, awards will be paid at one-half of target amounts. If actual ROAE results are greater than target ROAE and equal or exceed a predetermined maximum, awards will be paid at one and one-half times target amounts. Awards for performance between these levels are made based upon an interpolation within the range.

     Awards otherwise earned based upon financial results may be adjusted up or down by a maximum of 20% (in increments of 10%), to reflect participants' contributions toward the Company's quality goals, and also to reflect their individual performance. Although the plan initially contemplated establishing specific, measurable goals for quality, the Committee decided it was more appropriate to initially include quality as a subjective adjustment to awards based upon financial results.


     Incentive awards for all the executives named in the Summary Compensation Table in this proxy statement were based solely upon overall corporate ROAE results. Adjustments based upon individual performance were made to the payouts for certain of the named officers in accordance with the provisions of the plan.


     For 1994, overall corporate ROAE performance was was slightly above the level at which target awards would be paid, but below the level necessary for maximum award payouts. Although ROAE results were above threshold for most business units but below target, ROAE for some business units was below threshold levels. Payments made to the named executives shown in the Summary Compensation Table elsewhere in this proxy statement reflect these results.

LONG-TERM INCENTIVE PLAN

     The long-term incentive element of the 1993 Plan includes a variety of stock based performance awards. The Committee presently intends that long-term incentives be granted in the form of stock options and, for corporate officers only, performance units. The Committee intends to balance the short-term incentive payments with long-term stock options and performance units to reward executives and key employees when superior returns are provided to shareholders.

     With these elements, the Committee believes it has established a strong link between the participants' long-term financial interests and the long-term interests of our shareholders in the following manner:

     1) Stock Options. Pay will be closely aligned with return to shareholders since no benefit is received by participants unless the stock price increases.

     2) Performance Units. The long-term incentive element of the 1993 Plan focuses on the Company's Total Shareholder Return ("TSR"), relative to both a broad market index (the S & P Industrials) as well as to the Company's historical performance. TSR includes stock price increases plus dividends, divided by beginning stock price for the period of measurement. When the Company's TSR is at the median of the S & P Industrials, and also at a predetermined absolute level, target awards will be paid.

     Stock option grants have been a component of pervious incentive programs. Under the 1993 Plan, the Committee made grants of stock options and performance units at competitive levels to executive officers during 1994. Award sizes for each position were established at the median of the competitive market described under "Base Salaries" above. The economic value of the total long-term grants comes half from stock options and half from performance units. The Committee worked with an independent consultant when this plan was designed to determine these values and the resulting award sizes. In making these grants, the Committee's intent was to make awards that were competitive with the market on an annualized basis. For this reason, the Committee did not consider existing stock holdings of executives, or prior grants, in deciding the number of stock options or performance units to grant to an executive officer. These awards are consistent with the Committee's goals for the overall compensation program.

Payment of performance units would be made depending upon the measurement of the Company's TSR over a three-year period, with a new three-year period beginning each fiscal year. The primary comparison would focus on the Company's TSR against that of the S & P Industrials Index (the "Index"). Threshold awards are 25% of target awards and are made if the Company's
TSR equals the 33rd percentile of the Index; a secondary comparison against the Company's historical performance could result in a maximum reduction of 50% of awards otherwise earned. (The Committee's determination of the amount of target awards is discussed above.) This secondary comparison focuses on TSR for the period of measurement against the Company's own historical performance. For such purposes, the Company's historical performance covers the preceding ten three-year periods, with each fiscal year beginning a new three-year period.

     Preliminary awards will be based upon comparing the Company's actual TSR for a three-year performance period to the TSRs of each company in the Index. If the Company's TSR ranks at the median of the Index companies, target awards will be earned. If the Company's TSR is at a predetermined maximum percentile, maximum awards (at two times target) will be earned. Minimum nonzero awards, at 50% of target awards, will be earned if the Company's TSR is at a predetermined threshold percentile. If the Company's TSR ranks above threshold but below median, or above median but below maximum, awards earned for performance between points will be interpolated on a straight-line basis.

     Next, the Company's actual TSR for the three-year period will be compared against an absolute benchmark established at the inception of the plan determined by using the Company's historical performance and the historical performance of the Index. If the Company's actual three-year TSR is at or above this absolute level, the preliminary awards earned based upon the relative TSR comparison will be paid. However, if actual TSR is below this benchmark, preliminary awards earned may be reduced by maximum of 50%.

     By measuring relative TSR, the Committee believes this plan rewards executives for their contributions to Company performance, isolated from broad stock market performance. By measuring absolute TSR, the Committee believes this plan rewards executives appropriately based upon actual returns received by shareholders.

     When the performance at each level is taken into account, the 1993 Plan provides market pay opportunities if target awards are set at market levels. The performance factors ensure that above-market pay is only earned for better-than-average performance and that poor performance earns below-market pay.

     As with the stock option element of the 1993 Plan, the Committee intends to adjust awards of performance units so that total pay opportunities for both elements are at market levels. The target percentage of compensation represented by performance units is not intended to change annually, but it may change periodically as the Committee makes adjustments to keep long-term pay opportunities at market levels.

SPECIFICS OF 1994 CEO COMPENSATION

     During 1994, the compensation of the Chief Executive Officer, Mr. Adams, consisted of the following:

     Base salary of $466,000 was derived by reference to executive pay at the market companies described earlier in this report. This amount is still below the median base salary for the market base salary for the market. Mr. Adams' salary increase of $66,000 from 1993 to 1994 was intended to move him closer to the market median amount. Although no one factor was weighted more than any other by the Committee, this increase generally was based upon the Committee's assessment of his performance during 1994 and his contributions to the performance of the Company. In assessing Mr. Adams' performance, the Committee considered a number of corporate performance measures, including increase in revenue, net income, return on assets, earnings per share and stock price performance. The Committee evaluates these factors subjectively in making decisions about Mr. Adams' base salary.

     For 1994, Mr. Adams' payout from the annual incentive plan was $321,000. This was based upon a target award of 60% of salary, and upon overall corporate ROAE results at slightly above target levels (as discussed previously). The Committee then increased the award earned by 10% to reflect its subjective conclusion that Mr. Adam's performance for 1994 merited this additional award payment.

     Mr. Adams' stock option grant during 1994 was 16,900 shares. The number of stock options granted to Mr. Adams was determined in the same manner as stock option grants to all other executive officers. For a discussion of the Committee's determination of the number of stock options granted to a named executive officer, see the discussion above under the caption "Long-Term Incentive Plan."

     Mr. Adams also received a grant of performance units at a target award level equal to 45% of base salary. As discussed earlier, the performance period over which these units can be earned is 1994 through 1996. Thus, no payouts were received with respect to performance units in 1994.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     During 1993, a new section - Section 162(m) - was added to the Internal Revenue Code that generally limits to $1 million amounts that can be deducted for compensation paid to executives, unless certain requirements are met. This Committee has carefully considered the impact of this new provision. Because no executive receives pay greater than $1 million, the Committee has concluded that no compensation amounts are nondeductible at present. The Committee will continue to monitor the applicability of this provision to its programs and will determine, at the appropriate time, what action it intends to take.

                                      Executive Compensation Committee
                                      John R. Thomas, Ronald G. Bruno,
                                      Glenn Ireland II, Crawford T. Johnson III

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
             RUSSELL CORPORATION, S&P500, VALUE LINE APPAREL INDEX
                      PERFORMANCE RESULTS THROUGH 12/31/94



                                    [GRAPH]



                                   VALUE OF $100 INVESTED ON 12/31/89 AT:

                             1989    1990     1991     1992     1993     1994
- ------------------------------------------------------------------------------
RML                         100.00   88.27   140.03   124.55   113.59   127.92
S&P 500                     100.00   96.83   126.41   136.25   150.00   151.97
Value Line Apparel Index    100.00   82.00   143.63   176.53   132.77   122.54
- ------------------------------------------------------------------------------

NOTES
1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on the last trading day preceding the first day of the fifth preceding fiscal year and that all dividends were reinvested.

2) The Value Line Apparel Index presently includes: Farah, Incorporated; Fruit of the Loom, Inc.; Garan, Incorporated; Oshkosh B'Gosh, Inc.; Hartmarx Corporation; Kellwood Company; Liz Claiborne, Inc.; Oxford Industries, Inc.; Phillips-Van Heusen Corporation; Tultex Corporation; V.F. Corporation; and the Company.

SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 1994, January 1, 1994 and January 2, 1993 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during 1994 whose salary and bonus exceeded $100,000.

                                   ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                        -----------------------------------------   ---------------------------------
                                                                            AWARDS            PAYOUTS
                                                                    ---------------------     -------
     NAME AND                                           OTHER       RESTRICTED
     PRINCIPAL                                          ANNUAL(B)      STOCK     OPTIONS/      LTIP        ALL OTHER
     POSITION           YEAR    SALARY     BONUS(A)  COMPENSATION      AWARDS     SAR's       PAYOUTS     COMPENSATION
- ----------------------------------------------------------------------------------------------------------------------
John C. Adams           1994   $466,000   $321,000     $  5,500          -        16,900         -            -
 Chairman,              1993    400,000    137,700         -             -        14,300         -            -
 President              1992    306,250    100,000         -             -          -            -            -
 and CEO

James D. Nabors         1994    286,000    147,600         -             -         6,800         -            -
 Exec. V. P.            1993    270,000     67,900         -             -         6,400         -            -
 and CFO                1992    260,000     85,000         -             -          -            -            -

JT Taunton, Jr.         1994    221,000    114,000         -             -         4,000         -            -
 Exec. V.P. - Sales     1993    155,000     38,400         -             -         3,100         -            -
 and Marketing          1992    110,000     25,000         -             -          -            -            -

Thomas R. Johnson, Jr.  1994    192,667     90,700         -             -         2,200         -            -
 Exec. V.P. -           1993    139,100     27,500         -             -         2,000         -            -
 Manufacturing          1992    129,991     20,000         -             -          -            -            -



John E. Frechette       1994    202,600     72,600         -             -         3,300         -            -
  V.P. - International  1993    152,600      8,500         -             -         2,800         -            -
                        1992    135,100     25,000         -             -          -            -            -





(A) Bonus payments are reported for the year in which related services were performed.

(B) Value of personal use of aircraft.

OPTION/SAR GRANTS IN 1994

     The following information concerns grants of incentive stock options to the named executives for the year ended December 31, 1994. No SAR grants were made during 1994.



- -------------------------------INDIVIDUAL GRANTS(1)---------------------------      POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                         NUMBER OF                                                  ANNUAL RATES OF STOCK
                        SECURITIES       % OF TOTAL                                   PRICE APPRECIATION
                        UNDERLYING     OPTIONS/SARs                                    FOR OPTION TERM
                       OPTIONS/SARs       GRANTED      EXERCISE                  ---------------------------
                          GRANTED      TO EMPLOYEES      PRICE      EXPIRATION
NAME                      IN 1994         IN 1994      PER SHARE       DATE           5%              10%
- -------------------    ------------    ------------    ---------    ----------   -----------      ----------
John C. Adams              16,900          6.96         27.4375       1/27/04     $291,567          $739,079
James D. Nabors             6,800          2.80         27.4375       1/27/04      117,317           297,381
JT Taunton, Jr.             4,000          1.65         27.4375       1/27/04       69,010           174,930
Thomas R. Johnson, Jr.      2,200          0.91         27.4375       1/27/04       37,956            96,212
John E. Frechette           3,300          1.36         27.4375       1/27/04       56,933           144,317


(1) The stock options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. The stock options become exercisable in full on the second anniversary of the grant. No other instruments were granted in tandem with the options, nor do they carry either reload or tax reimbursement features.

AGGREGATED OPTION/SAR EXERCISES IN 1994 AND YEAR-END VALUE TABLE

     The following information is furnished for the year ended December 31, 1994 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for stock option exercises which occurred during 1994.

                                                                             NUMBER OF                   VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS/SARs         IN-THE-MONEY OPTIONS/SARs
                                 SHARES                                AT DECEMBER 31, 1994            AT DECEMBER 31, 1994 (2)
                                ACQUIRED            VALUE           --------------------------        --------------------------
NAME                           ON EXERCISE        REALIZED (1)      EXERCISABLE  UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
- -------------------            -----------        ------------      -----------  -------------        -----------  -------------
John C. Adams                      -                   -              26,000        31,200             $298,125      $121,956
James D. Nabors                    -                   -              25,000        13,200              293,125        51,575
JT Taunton, Jr.                  2,500              $33,969           12,900         7,100              162,819        27,763
Thomas R. Johnson, Jr.             -                   -              12,200         4,200               91,205        16,413
John E. Frechette                  -                   -               5,800         6,100               13,775        23,844


(1) This amount represents the aggregate of the market value of the Company's Common Stock at the time each option was exercised, less the exercise price for such option.

(2) This amount represents the aggregate of the number of options multiplied by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange, Inc. on December 30, 1994, less the exercise price for such option.

LONG-TERM INCENTIVE PLAN AWARDS IN 1994

     The 1993 Executive Long-Term Incentive Plan provides for the award of long-term cash incentives to officers of the Company. Performance units may be awarded based upon achievement of target goals over a three year period. Performance units were awarded in accordance with the following schedule:

                                        PERFORMANCE OR
                         NUMBER OF       OTHER PERIOD          ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                          SHARES,           UNTIL                         PRICE-BASED PLANS
                         UNITS OR         MATURATION       ------------------------------------------------
      NAME             OTHER RIGHTS        OR PAYOUT       THRESHOLD            TARGET              MAXIMUM
- ------------------     ------------     --------------     ---------            ------              -------
John C. Adams             209,250          1994-1996        $ 52,312           $209,250            $418,500
James D. Nabors            85,500          1994-1996          21,375             85,500             171,000
JT Taunton, Jr.            66,000          1994-1996          16,500             66,000             132,000
Thomas R. Johnson, Jr.     22,500          1994-1996           5,625             22,500              45,000
John E. Frechette          36,000          1994-1996           9,000             36,000              72,000

     Performance units are earned based upon Company Total Shareholder Return ("TSR") relative to a peer group, the S & P Industrials. Threshold, target and maximum awards are earned when TSR is at the 33rd percentile, the median percentile or the 90th percentile of the peer group. Awards earned based upon relative TSR performance may be decreased by up to 50% if the Company's absolute TSR for the performance period is less than a predetermined level.

     For further discussion of the 1993 Executive Long-Term Incentive Plan, see the discussion above under the caption "EXECUTIVE COMPENSATION - Executive Compensation Committee Report on Executive Compensation - Long-term Incentive Plan".

                                  PENSION PLAN

     Officers of the Company are covered by the Russell Corporation Revised Pension Plan (the "Plan"), a defined benefit plan covering all employees of the Company. The amount of contributions made by the Company to the Plan is not reflected in the cash compensation table above, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan.

     Benefits under the Plan are based upon years of credited service at retirement and upon "Final Average Earnings," which is the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. This compensation consists only of salary and excludes any bonus and any form of contribution to other benefit plans or any other form of compensation. Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continue for the life of the employee (and his spouse, if any) or in accordance with other elections permitted by the Plan.

     On January 26, 1994, the Board of Directors adopted a supplemental retirement plan covering any employee's compensation in excess of the limitation amount specified in Section 401 et seq., of the Internal Revenue Code. This plan is a non-qualified plan thereby rendering any benefits subject to claims of general creditors and not deductible until paid.

     The following table presents estimated annual benefits payable from the Plan and the supplemental retirement plan mentioned above upon normal or delayed retirement to persons in specified remuneration and years-of-credited service classifications. The amounts shown assume the current maximum social security benefit and that the employee has elected for benefits to be payable for his life only.

                              PENSION PLAN TABLE

                                         YEARS OF CREDITED SERVICE
                    ---------------------------------------------------------------
   REMUNERATION        15         20         25         30         35         40
- ------------------  -------    --------   --------   --------   --------   --------
     $150,000       $23,747    $ 31,663   $ 39,579   $ 47,494   $ 55,410   $ 59,535
      175,000        27,872      37,163     46,454     55,744     65,035     69,847
      200,000        31,997      42,663     53,329     63,994     74,660     80,160
      225,000        36,122      48,163     60,204     72,224     84,285     90,472
      250,000        40,247      53,663     67,079     80,494     93,910    100,785
      300,000        48,497      64,663     80,829     96,994    113,160    121,410
      350,000        56,747      75,663     94,579    113,494    132,410    142,035
      400,000        64,997      86,663    108,329    129,994    151,660    162,660
      450,000        73,247      97,663    122,079    146,494    170,910    183,285
      500,000        81,497     108,663    135,829    162,994    190,160    203,910


     Years of service credited under the Plan for individuals shown in the summary compensation table on page 13 are as follows: Mr. Adams, 18 years; Mr. Nabors, 24 years; Mr. Taunton, 19 years; Mr. Johnson, 5 years; and Mr. Frechette, 3 years.

                               STOCK OPTION PLANS

     The Company has previously adopted the 1978 Stock Option Plan and the 1987 Stock Option Plan (the "Stock Option Plans") pursuant to which the Company grants to key employees of the Company either incentive stock options ("ISO's") or nonqualified stock options ("NQSO's"). The term of the options cannot exceed ten years from the date of grant, and the option price must equal fair market value of the shares covered at the time of grant. No further options are subject to being granted under the Stock Option Plans.

     The 1993 Executive Long Term Incentive Plan (the "1993 Plan") previously discussed herein is a flexible plan which will give the Executive Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock based incentives as the Committee deems appropriate. It will permit the issuance of awards in a variety of forms, including: (a) restricted stock (b) incentive stock options (c) non-qualified stock options (d) stock appreciation rights and (e) performance share and performance unit awards.

     The 1993 Plan provides for the grant of up to 2,000,000 shares of the Common Stock of the Company and issuance of awards under the 1993 Plan will cease as of January 1, 2003.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS
     The following table sets forth each person who, to the Company's knowledge, had sole or shared voting or investment power over more than five percent of the outstanding shares of Common Stock of the Company as of March 9, 1995.

      NAME AND ADDRESS           AMOUNT AND NATURE OF      PERCENT
    OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
    -------------------          --------------------      --------
Edith L. Russell                 4,684,320 shares (1)       11.88
P.O. Box 272
Alexander City, Alabama 35010

Benjamin Russell                 5,932,526 shares (2)       15.05
P.O. Box 272
Alexander City, Alabama 35010

Roberta A. Baumgardner           8,192,246 shares (3)       20.78
P.O. Box 272
Alexander City, Alabama 35010

Helen Alison                     2,064,192 shares (4)        5.24
P.O. Box 272
Alexander City, Alabama 35010

Nancy R. Gwaltney                4,702,436 shares (5)       11.93
P.O. Box 272
Alexander City, Alabama 35010

Ariel Capital Management, Inc.   2,542,352 shares (6)        6.45
307 North Michigan Avenue
Chicago, Illinois 60601

FMR Corp.                        2,055,815 shares (7)        5.21
82 Devonshire Street
Boston, Massachusetts 02109


(1) Includes 8,000 shares as to which Mrs. Russell has sole voting and investment power, and 4,676,320 shares as to which she has shared voting and investment power consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Russell is one of seven directors, and 3,945,024 shares held of record and beneficially owned by a trust created under the will of Benjamin C. Russell of which Mrs. Russell is one of four trustees. The trustees of the trust created under the will of Benjamin C. Russell can invade the corpus of the trust for the benefit of Mrs. Russell.

(2) Includes 1,151,206 shares as to which Mr. Russell has sole voting and investment power and 4,781,320 shares as to which he has shared voting and investment power. See Note (4) on page 3.

(3) Includes 1,451,734 shares as to which Mrs. Baumgardner has sole voting and investment power and 6,740,512 shares as to which she has shared voting and investment power, consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Baumgardner is one of seven directors, 3,945,024 shares held of record and beneficially owned by a trust created under the will of Benjamin C. Russell of which Mrs. Baumgardner is one of four trustees, and 2,064,192 shares held by the estate of J. C. Alison of which Mrs. Baumgardner is one of three co-executors.

(4) Includes 2,064,192 shares held by the estate of J. C. Alison, of which Mrs. Alison is one of three trustees and with respect to which Mrs. Alison has shared voting and investment power.


(5) Includes 2,420 shares owned by the Thomas D. Russell Share A Trust of which Mrs. Gwaltney has shared voting and investment power, 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Gwaltney is one of seven directors; and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Gwaltney is one of four trustees; and 23,696 shares as to which Mrs. Gwaltney has sole voting and investment power.


(6) Information contained in Schedule 13G filed with the Company on February 8, 1995. The Schedule 13G states that Ariel Capital Management, Inc. has sole voting power with respect to 1,788,447 shares, shared voting power with respect to 150,515 shares, sole dispositive power with respect to 2,542,352 shares and shared dispositive power with respect to 0 shares.

(7) Information contained in Schedule 13G filed with the Company on February 13, 1995. The Schedule 13G states that FMR Corp. has sole voting power with respect to 8,269 shares, sole dispositive power with respect to 2,055,815 shares, and shared voting and dispositive power respect to 0 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                    -----------------------------------------
                                    SOLE VOTING       OPTIONS
                                        AND         EXERCISABLE         OTHER          PERCENT
                                    INVESTMENT        WITHIN          BENEFICIAL          OF
NAME OF INDIVIDUAL OR GROUP            POWER          60 DAYS         OWNERSHIP         CLASS
- --------------------------          -----------     -----------       ----------       -------
John C. Adams                          32,416          26,000           625,922(1)(2)    1.74
James D. Nabors                        18,381          25,000         1,354,387(2)(3)    3.55
H. Scott Howell                        21,000               0                 0           .05
Herschel M. Bloom                       5,499               0                 0           .01
Glenn Ireland II                       15,904               0                 0           .04
Crawford T. Johnson III                15,000               0                 0           .04
C.V. Nalley III                         1,000               0                 0           _
Timothy A. Lewis                            0               0                 0           _
Ronald G. Bruno                         1,200               0                 0           _
John A. White                           1,650               0                 0           _
John R. Thomas                        134,434               0           454,248          1.49
Benjamin Russell                    1,151,206               0         4,781,320(4)      15.05
JT Taunton, Jr.                         7,780          12,900                 0           .05
Thomas R. Johnson, Jr.                      0          12,200                 0           .03
John E. Frechette                           0           5,800                 0           .01
All Executive Officers
 and Directors as a Group
 (26 persons)                       2,059,247         210,709         7,210,877         24.05



(1)   Includes 24,962 shares owned by Mr. Adams' spouse.

(2)   See Note (2) on page 2.

(3)   See Note (3) on page 3.

(4)   See Note (4) on page 3.

                        COMPLIANCE WITH SECTION 16(a) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

     Based solely upon review of Forms 3, 4 and 5 and amendments thereto related to the Company's most recent fiscal year, and written representations from certain reporting persons that no Form 5 was required, the Company believes that H. Scott Howell had one late Form 4 filing in 1994.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company entered into a fuel supply contract with Russell Lands, Incorporated on May 21, 1975, under which Russell Lands, Incorporated provides sawdust, bark, shavings, chips, and other wood materials for use in the Company's wood chip boilers. The initial term of the contract was four years, and may be renewed by agreement of the parties from year-to-year thereafter. In addition, the contract may be cancelled by either party during any renewal period upon 30 days notice following the occurrence of certain specified conditions. Benjamin Russell is Chairman, Chief Executive Officer and a director of Russell Lands, Incorporated, and owns beneficially approximately 70% of the equity interest in such company. Management believes this contract is in the best interest of the Company's shareholders. During the fiscal year ended December 31, 1994, the Company paid Russell Lands, Incorporated approximately $1,145,000 for wood materials to operate these boilers.

                                    AUDITORS

     Ernst & Young LLP, independent accountants, was selected as the Company's auditors for 1994 after having previously served in the same capacity since 1930. Representatives of Ernst & Young will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                           PROPOSALS BY SHAREHOLDERS

     The next annual meeting of shareholders is scheduled to be held on April 24, 1996, and shareholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to such annual meeting of shareholders. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to such annual meeting, such proposals must be received by the Company not later than November 25, 1995.

                              GENERAL INFORMATION

     The Board of Directors of the Company has fixed the close of business on March 9, 1995, as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding and entitled to vote at the Annual Meeting an aggregate of 39,428,922 shares of Common Stock, each share of which is entitled to one (1) vote on all matters to be considered at the Annual Meeting.

     As of the date of the Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.


     Pursuant to Section 10-2B-7.25 of the Code of Alabama 1975, as amended and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the Shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. Section 10-2B-7.25 of the Code of Alabama 1975, as amended, requires, for the approval of the amendment to add a new Article 10 to the Company's Restated Articles of Incorporation restricting and limiting under certain circumstances the liability of directors to the Company and its shareholders, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock casting votes for or against approval of the proposed amendment at a meeting of shareholders at which a quorum is present. In neither the case of the election of directors nor consideration of the proposed amendment does the vote include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors and on certain other matters which are not contested where the brokers have complied with Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.


     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in form as filed with the Securities and Exchange Commission, may be obtained from Steve R. Forehand, the Secretary of the Company, without charge, by persons who were shareholders beneficially or of record as of March 9, 1995.

                                          RUSSELL CORPORATION
                                           Steve R. Forehand
                                               Secretary


Alexander City, Alabama
March 23, 1995

                                                                      APPENDIX A



                             RUSSELL CORPORATION
                           Alexander City, Alabama
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - April 26, 1995
      (This Proxy is solicited by the Board of Directors of the Company)

   The undersigned shareholder of Russell Corporation (the "Company") hereby appoints Herschel M. Bloom and Glenn Ireland II, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Russell Corporation to be held at the general offices of the Company in Alexander City, Alabama, on April 26, 1995 at 10:00 a.m., Central Time, or any adjournment thereof:

   (1) ELECTION OF DIRECTORS For the term expiring with the Annual Meeting of Shareholders in 1998: C. V. Nalley III, John R. Thomas, John A. White, Tim A. Lewis

       [ ] FOR all nominees above                 [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary)         to vote for all nominees above

       INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided.

                                    (over)

   (2) PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CERTAIN LIABILITIES OF DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT OF THE COMPANY DATED MARCH 23, 1995.

         [ ]  FOR the Proposal             [ ]  AGAINST the Proposal

                  [ ]  ABSTAIN with respect to the Proposal

   (3) IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

       UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.

   Please date and sign exactly as name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer.


                                        ---------------------------------------
                                            Signature(s) of Shareholder(s)

                                        ---------------------------------------

                                        Dated                            , 1995
                                             ---------------------------